UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the Company's shareholders held on Wednesday, May 29, 2024, the Company's shareholders voted on three matters: (1) the election of five directors; (2) approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in the proxy statement; and (3) ratification of the selection of Plante & Moran PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

All of the nominees for director were elected by the following votes:

	Votes Cast
			Broker
	For	Withheld	Non-Votes
Harold J. Burns	3,899,187	194,280	1,500,183
Curt E. Coulter, D.O.	4,036,037	57,430	1,500,183
Gregory A. McConnell	4,014,604	78,863	1,500,183
Bradley F. McGinnis	4,025,002	68,465	1,500,183
Roxanne M. Page	3,910,494	182,973	1,500,183

The shareholders approved the compensation of the Company’s named executive officers by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
3,593,667	348,143	151,657	1,500,183

An advisory proposal to approve the Company’s executive compensation will next occur in connection with the Company’s 2025 Annual Meeting of Shareholders.

The shareholders ratified the appointment of Plante & Moran PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
5,540,647	39,720	13,283	0

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 3, 2024	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Adom J. Greenland
Adom J. Greenland Its Chief Financial Officer, Secretary and Treasurer